EXHIBIT 99(A)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     REPUBLIC SECURITY FINANCIAL CORPORATION
                              4400 CONGRESS AVENUE
                         WEST PALM BEACH, FLORIDA 33407

The undersigned hereby appoints Rudy E. Schupp and Richard J. Haskins, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Republic Security Financial Corporation (the "RSFC") held of record by the undersigned on October __ 1997, at the Special Meeting of Shareholders to be held on ______________, 1997 and at any adjournment or postponement thereof.

1. Approval of the Agreement and Plan of Merger, dated as of August 8, 1997, by and among RSFC, Republic Security Bank (the "Bank"), County Financial Corporation ("CFC") and County National Bank of South Florida ("County"), providing for the merger of CFC with and into RSFC, and the subsequent merg r of County with and into the Bank.

         [ ]    FOR
         [ ]    AGAINST
         [ ]    ABSTAIN

2. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

 Dated:  _________________

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Signature if held jointly

                                            Please sign exactly as name appears
                                            to the left. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.